EXHIBIT 99.1

Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) Announces Resignation of KPMG LLP

EXETER, NEW HAMPSHIRE – (Marketwired – March 31, 2017) – Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) (the “Company”), today announced that it has filed a current report on Form 8-K in connection with the notification by KPMG LLP (“KPMG”) of its resignation as the Company’s independent auditor and notification pursuant to Section 10A of the U.S. Securities Exchange Act.

A copy of the current report on Form 8-K filed in connection with the resignation of KPMG is incorporated by reference herein and has been filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Additional Information

Information about the Company and its restructuring process is available at https://cases.primeclerk.com/PSG and www.ey.com/ca/psg. Further information will be provided within the context of the Canadian and U.S. court proceedings.

Contact Information

Michael J. Wall
Tel 1-603-430-2111